Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Maiden Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-166934), and Form S-3ASR (Registration No. 333-207904) of Maiden Holdings, Ltd. of our report dated March 6, 2017, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 1, 2018